Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HOME FEDERAL BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 11, 2006

Dear Fellow Stockholder:

        On behalf of the Board of Directors and management of Home Federal Bancorp, Inc., we cordially invite you to attend the Annual Meeting of Stockholders. The meeting will be held at 3:00 p.m., local time, on Tuesday, January 16, 2007 at The Nampa Civic Center, Home Federal Room, 311 3rd Street South, Nampa, Idaho.

        The matters expected to be acted upon at the meeting are described in the attached proxy statement. In addition, we will report on our progress during the past year, and address your questions and comments.

        We encourage you to attend the meeting in person. Whether or not you plan to attend, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope as promptly as possible. This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the annual meeting.

        Your Board of Directors and management are committed to the continued success of Home Federal Bancorp, Inc. and the enhancement of your investment. As President, I want to express my appreciation for your confidence and support.

Sincerely,

/s/Daniel L. Stevens
Daniel L. Stevens Chairman, President and Chief Executive Officer

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HOME FEDERAL BANCORP, INC.
500 12TH AVENUE SOUTH
NAMPA, IDAHO 83651
(208) 466-4634

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 16, 2007

        Notice is hereby given that the annual meeting of stockholders of Home Federal Bancorp, Inc. will be held at The Nampa Civic Center, Home Federal Room, 311 3rd Street South, Nampa, Idaho, on January 16, 2007 at 3:00 p.m., local time. A proxy card and a proxy statement for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of two directors of Home Federal Bancorp, Inc. for three-year terms; and

Proposal 2.	Ratification of the appointment of Moss Adams LLP as Home Federal Bancorp, Inc.'s independent auditor for the fiscal year ending September 30, 2007.

Stockholders also will transact such other business as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

        The Board of Directors has fixed the close of business on November 29, 2006 as the record date for the annual meeting. This means that stockholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/T. Blake Burgess
T. Blake Burgess Secretary

Nampa, Idaho
December 11, 2006

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

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PROXY STATEMENT
OF
HOME FEDERAL BANCORP, INC.
500 12TH AVENUE SOUTH
NAMPA, IDAHO 83651
(208) 466-4634

ANNUAL MEETING OF STOCKHOLDERS
JANUARY 16, 2007

        The Board of Directors of Home Federal Bancorp, Inc. is using this proxy statement to solicit proxies from our stockholders for use at the annual meeting of stockholders. We are first mailing this proxy statement and the enclosed form of proxy to our stockholders on or about December 11, 2006.

        The information provided in this proxy statement relates to Home Federal Bancorp, Inc. and its wholly-owned subsidiary, Home Federal Bank. Home Federal Bancorp, Inc. may also be referred to as "Home Federal" or the "Company." References to "we," "us" and "our" refer to Home Federal and, as the context requires, Home Federal Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

        Our annual meeting will be held as follows:

Date:	Tuesday, January 16, 2007
Time:	3:00 p.m., local time
Place:	Nampa Civic Center, Home Federal Room, 311 3rd Street South, Nampa, Idaho

Matters to Be Considered at the Annual Meeting

        At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of two directors of Home Federal Bancorp, Inc. for three-year terms; and
Proposal 2.	Ratification of the appointment of Moss Adams LLP as our independent auditor for the fiscal year ending September 30, 2007.

You also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

        We have fixed the close of business on November 29, 2006 as the record date for stockholders entitled to notice of and to vote at our annual meeting. Only holders of record of Home Federal's common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Home Federal common stock you own. On November 29, 2006, there were 15,169,114 shares of Home Federal common stock outstanding and entitled to vote at the annual meeting.

What if My Shares Are Held in "Street Name" by a Broker?

        If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote

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your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as "broker non-votes." The proposals to elect directors and ratify the auditor described in this proxy statement are considered discretionary items under the rules of The Nasdaq Stock Market LLC.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

        We maintain an employee stock ownership plan ("ESOP") which owns 3.27% of Home Federal's common stock. Employees of Home Federal and Home Federal Bank participate in the ESOP. Each ESOP participant may instruct the trustee of the plan how to vote the shares of Home Federal common stock allocated to his or her account under the ESOP by completing the voting instruction card distributed by the ESOP trustee. If an ESOP participant properly executes the voting instruction card, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Unallocated shares of Home Federal common stock held by the ESOP will be voted by trustee in the same proportion as shares for which the trustee has received voting instructions. Allocated shares for which proper voting instructions are not received will be voted by the trustee as directed by the ESOP administrator.

How Many Shares Must Be Present to Hold the Meeting?

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Home Federal common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

        If a quorum is not present at the scheduled time of the meeting, a majority of the stockholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held after February 15, 2007. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

        Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Home Federal common stock. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our charter, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Our Board of Directors unanimously recommends that you vote "FOR" the election of each of management's director nominees.

Vote Required to Approve Proposal 2: Ratification of the Appointment of Our Independent Auditor

        Ratification of the appointment of Moss Adams LLP as our independent auditor for the fiscal year ending September 30, 2007 requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of Home Federal common stock. Our Board of Directors unanimously recommends that you vote "FOR" the proposal to ratify the appointment of Moss Adams LLP as our independent auditor for the fiscal year ending September 30, 2007.

How Do I Vote at the Annual Meeting?

        Proxies are solicited to provide all stockholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of Home Federal common stock can only be voted if the stockholder is present in person or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting if you are a stockholder of record.

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        Voting instructions are included on your proxy card. Shares of Home Federal common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder's instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of management's director nominees and "FOR" ratification of the appointment of Moss Adams LLP as our independent auditor for the fiscal year ending September 30, 2007. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

        You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

May I Revoke My Proxy?

        You may revoke your proxy before it is voted by:

*	submitting a new proxy with a later date;

*	notifying the Secretary of Home Federal in writing before the annual meeting that you have revoked your proxy; or

*	voting in person at the annual meeting.

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in "street name," you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of November 29, 2006, the voting record date, information regarding share ownership of:

*	those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Home Federal's common stock other than directors and executive officers;

*	each director and director nominee of Home Federal;

*	each executive officer of Home Federal or Home Federal Bank named in the Summary Compensation Table appearing under "Executive Compensation" below (known as "named executive officers"); and

*	all current directors and executive officers of Home Federal and Home Federal Bank as a group.

        Persons and groups who beneficially own in excess of five percent of Home Federal's common stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to Home Federal, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934. To our knowledge, no other person or entity, other than the one set forth below, beneficially owned more than five percent of the outstanding shares of Home Federal's common stock as of the close of business on the voting record date.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock

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if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

        As of the voting record date, there were 15,169,114 shares of Home Federal common stock outstanding.

Name	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding

Beneficial Owners of More Than 5% Other than Directors and Named Executive Officers

Home Federal MHC 500 12th Avenue South Nampa, Idaho 83651	8,979,246	59.19%

Directors

Daniel L. Stevens(1)	128,240	*
N. Charles Hedemark	36,924	*
Fred H. Helpenstell, M.D.	41,924	*
Thomas W. Malson	36,924	*
Richard J. Navarro	3,000	*
James R. Stamey	21,924	*
Robert A. Tinstman	36,924	*

Named Executive Officers

Robert A. Schoelkoph	53,258	*
Roger D. Eisenbarth	46,316	*
Lynn A. Sander	40,235	*
Karen A. Wardwell	21,800	*

Directors and Executive Officers of Home Federal and Home Federal Bank as a group (13 persons)	529,141	3.49%

________
*    Less than one percent of shares outstanding.
(1)  Mr. Stevens is also a named executive officer.

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PROPOSAL 1 - ELECTION OF DIRECTORS

        Our Board of Directors consists of seven members and is divided into three classes. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. A majority of the Board of Directors is comprised of independent directors, in accordance with the requirements for companies quoted on The Nasdaq Stock Market LLC. The Board of Directors has determined that all of the members of the Board of Directors are independent, except for Mr. Stevens, who serves as President and Chief Executive Officer of Home Federal and Chief Executive Officer of Home Federal Bank.

        The table below sets forth information regarding each director of Home Federal and each nominee for director, including his age, position and term of office. The Nominating Committee of the Board of Directors selects nominees for election as directors. All of our nominees currently serve as Home Federal directors. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

        The Board of Directors recommends you vote "FOR" the election of Messrs. Stamey and Tinstman each for a three-year term.

Name	Age(1)	Position(s) Held with Home Federal and Home Federal Bank	Director Since	Term to Expire

Nominees

James R. Stamey	63	Director	2001	2010(2)
Robert A. Tinstman	60	Director	1999	2010(2)

Directors Continuing in Office

N. Charles Hedemark	64	Director	1983	2008
Thomas W. Malson	76	Director	1986	2008
Fred H. Helpenstell, M.D.	75	Director	1991	2009
Richard J. Navarro	54	Director	2005	2009
Daniel L. Stevens	63	Chairman, President and Chief Executive Officer	1996	2009

________
(1)   As of September 30, 2006.
(2)   Assuming re-election.

        Set forth below is the principal occupation of each nominee for director and each director continuing in office. All nominees and directors have held their present positions for at least five years unless otherwise indicated.

        James R. Stamey is a retired banker, having been employed by U.S. Bank from 1985 until 2001, where he last served as President of U.S. Bank, Idaho and Executive Vice President and Manager of Corporate Banking of the Intermountain Region. Mr. Stamey is the past President of the Library Foundation. He also served as President of the Idaho Association of Commerce and Industry and served on the Board of Directors for the Boise Philharmonic, the Idaho Bankers Association and the Boise Rotary Club.

        Robert A. Tinstman is the Executive Chairman of the James Construction Group, LLC, a construction company. From May 1999 until May 2002, he was a Consultant for Tinstman and Associates. He served as President and Chief Executive Officer of the Morrison-Knudsen Company from 1995 until February 1999, where he had been employed since May 1974. Mr. Tinstman is also a director of IDACORP, Inc. and CNA Surety Corporation.

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        N. Charles Hedemark retired as Executive Vice President and Chief Operating Officer of Intermountain Gas Company, a natural gas utility company, in July 2005. Mr. Hedemark is a graduate of Albertson College of Idaho and the Executive Program at Stanford University. He is a director and past Chairman of Blue Cross of Idaho. Mr. Hedemark is also a director of the Capitol City Development Corporation and is a past President of the Northwest Gas Association.

        Thomas W. Malson has been the owner and Chief Executive Officer of Robertson Supply, Inc. since 1968. Robertson Supply, Inc., located in Nampa, Idaho since 1948, is a wholesale distributor of plumbing and related products with outlets in seven Southern Idaho and Eastern Oregon cities.

        Fred H. Helpenstell, M.D. is a retired physician. Dr. Helpenstell earned his Bachelors Degree in chemistry and zoology from Grinnell College, Iowa and his medical degree from the University of Illinois Medical School. After becoming an orthopedic surgeon, he opened a practice in Idaho. He served on the Idaho State Board of Medical Examiners from 1968 to 1975 and was President of the Board of Directors of Mercy Medical Center in Nampa. After volunteering his orthopedic skills in Nepal, he spent seven years as chair of the Nepal Program for Health Volunteers Overseas. Dr. Helpenstell is a director of Terry Reilly Health Services, the Boise Philharmonic Association and the Boise Philharmonic Foundation.

        Richard J. Navarro is the Chief Financial Officer of Albertsons LLC, a retail food and drug company, and has over 29 years of experience in the industry. Mr. Navarro is a Certified Public Accountant and from 2004 until 2006, was a consultant providing financial management services to various business. Prior to that, Mr. Navarro was employed by Albertsons, Inc. and held several management positions including Senior Vice President and Controller from 1999 to 2003. He currently serves on the Board of Directors of TitleOne Corporation and the Boise State University Foundation. He is also the past Chairman of the Associated Taxpayers of Idaho. Mr. Navarro is a graduate of Boise State University and the Executive Financial Management Program at Stanford University, Graduate School of Business.

        Daniel L. Stevens is Chairman of the Board, President and Chief Executive Officer of the Company, positions he has held since 2004, and Chairman of the Board and Chief Executive Officer of Home Federal Bank, positions he has held since joining Home Federal Bank in 1995. Mr. Stevens served as President of Home Federal until August 22, 2006, when he announced his plans for retirement in 2008 and a successor, Len E. Williams, was appointed President of Home Federal Bank. Mr. Stevens became a director in 1996 and has served as Chairman of the Board of Home Federal Bank since 2001. He has been in the financial services industry for over 30 years and has served as a senior officer or chief executive officer for four other mutual and stock thrifts during his career. He is past Vice Chairman of the Board of Directors of the Federal Home Loan Bank ("FHLB") of Seattle. He served as the Chairman of the Audit Committee and a member of the Financial Operations Committee of the FHLB of Seattle. Mr. Stevens was a director of the FHLB of Seattle from 1996 until 2004. He is a director of America's Community Bankers, serves on America's Community Bankers FHLB System Committee and chairs the America's Community Bankers Credit Union Committee. He is an immediate past Chairman of the Board of Directors and Executive Committee of the Boise Metro Chamber of Commerce, serves as a director and treasurer for the Idaho Bankers Association and the Midwest Conference of Community Bankers. He is a director of the Boise State University Foundation, and past Chairman of the United Way of Treasure Valley and the Nampa Neighborhood Housing Services Board of Directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

        The Boards of Directors of Home Federal and Home Federal Bank conduct their business through meetings of the Boards and through their committees. For the year ended September 30, 2006, both Boards generally met on a monthly basis, holding additional special meetings as needed. During the 2006 fiscal year, the Board of Directors of Home Federal held 11 regular meetings, and the Board of Directors of Home Federal Bank held 11 regular meetings and two special meetings. No director of Home Federal or Home Federal Bank attended fewer than 75% of the total meetings of the Boards and committees on which that person served during this period.

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Committees and Committee Charters

        The Board of Directors of Home Federal has standing Audit, Loan, Compensation, and Nominating Committees. The Board has adopted written charters for its Audit and Nominating Committees. You may obtain a copy of these documents, free of charge, by writing to: T. Blake Burgess, Secretary, Home Federal Bancorp, Inc., 500 12th Avenue South, Nampa, Idaho 83651, or by calling (208) 466-4634. Our Audit Committee and Nominating Committee charters were attached to the 2004 annual meeting proxy statement as Appendices A and B, respectively, and are also available on our website at www.myhomefed.com.

Audit Committee

        The Audit Committee consists of Directors Tinstman (Chairman), Hedemark, Navarro and Stamey. The Committee meets quarterly and on an as needed basis to evaluate the effectiveness of Home Federal's internal controls for safeguarding its assets and ensuring the integrity of the financial reporting. The Committee also appoints the independent auditor and reviews the audit report prepared by the independent auditor. The Audit Committee met six times during the year ended September 30, 2006.

        Each member of the Audit Committee is "independent" in accordance with the requirements for companies quoted on The Nasdaq Stock Market. Director Navarro has been designated by the Board of Directors as the "audit committee financial expert," as defined by the SEC. Director Navarro is a certified public accountant and is the Chief Financial Officer of Albertsons LLC.

Nominating Committee

        The Nominating Committee consists of Directors Helpenstell (Chairman), Malson, and Hedemark. The Nominating Committee and its Chair are appointed annually by the Board of Directors. Members of the Committee are selected from the pool of directors who are not up for election during the appointment year. The Nominating Committee meets annually and on an as needed basis, and is responsible for selecting qualified individuals to fill expiring director's terms and openings on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. This Committee met once during the year ended September 30, 2006 and met on October 19, 2006 to determine the nominees for election at the annual meeting. Nominating Committee members receive no additional fees for serving on the Committee.

        In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Home Federal Bank's market area. Any director nominated by the Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct an investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of Home Federal. The Committee will consider director candidates recommended by the Company's stockholders. If a stockholder has submitted a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for stockholder nominations, see "Stockholder Proposals" in this proxy statement.

Compensation Committee

        The Compensation Committee is comprised of Directors Hedemark (Chairman), Helpenstell, Malson and Navarro. The Compensation Committee meets annually and on an as needed basis regarding the personnel, compensation and benefits related matters of Home Federal.

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        The Committee also meets, outside of the presence of Mr. Stevens, to discuss his compensation and make its recommendation to the full Board, which then votes on Mr. Stevens' compensation. Mr. Stevens makes recommendations to the Compensation Committee regarding the compensation of all other executive officers. The Committee considers the recommendations of Mr. Stevens and makes its recommendation to the full Board, which then votes on executive compensation. Mr. Stevens only votes in case of a tie. This Committee met four times during the year ended September 30, 2006.

Corporate Governance

        The Board of Directors has adopted a written Code of Ethics that applies to our directors, officers and employees. You may obtain a copy of the Code of Ethics free of charge by writing to: T. Blake Burgess, Secretary, Home Federal Bancorp, Inc., 500 12th Avenue South, Nampa, Idaho 83651, or by calling (208) 466-4634. In addition, our Code of Ethics was filed with the SEC as Exhibit 14 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and is available on our website at www.myhomefed.com.

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Daniel L. Stevens, Chairman of the Board, Home Federal Bancorp, Inc., 500 12th Avenue South, Nampa, Idaho 83651. Any such communication should state the number of shares beneficially owned by the stockholder making the communication.

        We do not have a policy regarding Board member attendance at annual meetings of stockholders. All of the members of the Board of Directors attended the 2005 Annual Meeting of Stockholders.

DIRECTORS' COMPENSATION

Fees

        Directors of Home Federal are currently not compensated, but serve and are compensated by Home Federal Bank. For the year ended September 30, 2006, Board members received an annual retainer of $15,000 and $750 for each Board meeting attended and $250 for each committee meeting attended ($300 for the chair of each committee). It is not anticipated that separate directors' fees will be paid to directors of Home Federal until such time as these persons devote significant time to the separate management of Home Federal's affairs, which is not expected to occur until we become actively engaged in additional businesses other than holding the stock of Home Federal Bank. We may determine that such compensation is appropriate in the future.

Benefit Plans

        Deferred Incentive Plan. Home Federal Bank maintains a nonqualified deferred incentive plan for directors, which was amended effective October 21, 2005. The plan was amended to include the directors' deferrals of the annual retainer in the death benefit. All members of the Board of Directors participate in the plan. The plan provides an incentive award percentage determined by reference to Home Federal's return on assets and return on equity for the year. Each year, the percentage is determined and multiplied by the participant's directors' fees for the year. The resulting amount is set aside in an unfunded deferral account for that participant. Participants may also elect to defer all or a part of their directors' fees into the deferral account under the plan. The deferral accounts are credited annually with an interest credit equal to the percentage increase in Home Federal's retained earnings excluding dividends, subject to a maximum of 12% per year. Upon the participant's termination of service, the value of the participant's combined deferral accounts will begin to be paid. Hardship distributions are permitted. The plan also provides a death benefit equal to the director deferrals and interest credit on such amounts plus the greater of the value of the participant's deferral accounts, or a fixed death benefit of $202,000. All benefits are paid over 120 months, and during that period, the deferral account is adjusted for interest. For the year ended September 30, 2006, a total of $203,000 was credited to the deferral accounts of all of the participants, with each participant being allocated the amount required under the plan. Effective October 1, 2006, the incentive award has been discontinued, however, the annual interest credits to the deferral account will continue.

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        Director Retirement Plan. Home Federal adopted a director retirement plan, effective October 1, 2004, that replaced prior plans. The plan is an unfunded nonqualified retirement plan for directors. All members of the Board of Directors participate in the plan. A director is entitled to a stated annual benefit of $500 for each completed year of service for a period of 15 years upon separation from service. In the event the director dies after separation from service, but before receiving the full 15 years of annual benefits, the remaining payments shall be paid to his or her beneficiaries. For the year ended September 30, 2006, $30,000 was credited to the accounts of all the participants, with each participant being allocated the amount required under the plan.

        Stock Benefit Plans. Pursuant to the Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan, Director Navarro was granted 20,000 stock options on February 24, 2006. The options were granted at an exercise price of $12.85 and vest pro rata over a five year period following the February 24, 2006 grant date with the first 20% installment vesting on February 24, 2007.

        Director Navarro was also awarded 2,000 restricted shares of Home Federal common stock on February 24, 2006 under the Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan, which shares had a value on the award date of $25,700. The restricted shares vest pro rata over a five year period following the February 24, 2006 award date, with the first 20% installment vesting on February 24, 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of certain information concerning the compensation paid by Home Federal Bank, including amounts deferred to future periods by the officers, for services rendered in all capacities during the year ended September 30, 2006 to the President and Chief Executive Officer and the four other most highly compensated executive officers who received total annual salary and bonus in excess of $100,000, also known as "named executive officers."

		Annual Compensation(1)		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus(2)	Restricted Stock Awards(3)	Number of Options(4)	All Other Compen- sation(5)

Daniel L. Stevens	2006	$235,000	$ 94,000	$ --	65,580	$318,204
Chairman of the Board, President	2005	226,000	113,000	946,442	163,950	236,070
and Chief Executive Officer of	2004	205,008	51,252	--	--	184,714
Home Federal and Home Federal Bank

Robert A. Schoelkoph	2006	120,204	36,061	--	--	88,779
Treasurer and Chief Financial Officer	2005	113,400	45,360	378,574	74,523	69,448
of Home Federal and Senior Vice	2004	108,080	21,600	--	--	56,374
President and Chief Financial
Officer of Home Federal Bank

Roger D. Eisenbarth	2006	113,568	34,070	--	--	114,944
Senior Vice President and Chief Credit	2005	109,200	43,680	302,857	59,618	90,865
Officer of Home Federal Bank	2004	104,004	20,801	--	--	74,475

(table continued on following page)

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		Annual Compensation(1)		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus(2)	Restricted Stock Awards(3)	Number of Options(4)	All Other Compen- sation(5)

Lynn A. Sander	2006	114,660	33,671	--	--	78,166
Senior Vice President of Retail	2005	104,790	41,916	302,857	59,618	41,277
Banking of Home Federal Bank	2004	99,604	20,801	--	--	33,415

Karen A. Wardwell	2006	104,000	31,195	--	--	59,096
Senior Vice President of Operations	2005	100,000	39,999	189,294	52,166	24,917
and Information Technology of	2004	90,000	18,000	--	--	16,266
Home Federal Bank

________
(1)	Does not include other personal benefits, such as a car allowance or personal use of company owned vehicles, the value of which did not exceed 10% of base salary per year.
(2)	Incentive accrued for the fiscal years ended September 30, 2006, 2005 and 2004 and paid November 30, 2006, November 4, 2005 and November 5, 2004, respectively.
(3)	Reflects the value of the restricted shares of common stock awarded pursuant to the 2005 Recognition and Retention Plan on October 3, 2005, the award date. Messrs. Stevens, Schoelkoph and Eisenbarth, Ms. Sander and Ms. Wardwell received 74,523 shares, 29,809 shares, 23,847 shares, 23,847 shares and 14,905 shares, of restricted common stock, respectively, under the Recognition and Retention Plan. The awards vest pro rata over a five-year period and the first 20% installment having vested on October 3, 2006. Dividends are paid on such awards if and when declared and paid by Home Federal on the common stock.
(4)	For the fiscal year ended September 30, 2006, reflects the grant of non-qualified stock options pursuant to the 2005 Stock Option and Incentive Plan to Mr. Stevens, which replaces 65,580 incentive stock options granted to Mr. Stevens on July 15, 2005 that were scheduled to vest in 2009 and 2010. For the fiscal year ended September 30, 2005, reflects options granted on July 19, 2005 pursuant to the 2005 Stock Option and Incentive Plan. The options are subject to pro rata vesting over a five year period with the first 20% installment having vested on July 6, 2006.
(5)	For the fiscal year ended September 30, 2006, includes the following amounts for Messrs. Stevens, Schoelkoph and Eisenbarth and Ms. Sander and Ms. Wardwell, respectively: compensation credited under deferred incentive agreement of $130,933, $40,933, $51,586, $30,530 and $22,490 accruals under salary continuation agreements of $160,591, $34,708, $49,705, $35,094 and $25,936 employer matching contributions to 401(k) savings plan of $5,783, $2,254, $4,141, $2,540 and $2,816; employer contributions for welfare benefits of $4,875, $4,415, $4,385, $4,875 and $4,649; and restricted stock dividends of $16,022, $6,409, $5,127, $5,127, and $3,205.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and the named executive officers during the fiscal year ended September 30, 2006.

Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Granted(1)(3)	Year	(per share)	Date	5%	10%

Daniel L. Stevens	65,580	36.3%	$15.13	8/22/16	$624,322	$1,581,134
Robert A. Schoelkoph	--	--	--	--	--	--
Roger D. Eisenbarth	--	--	--	--	--	--
Lynn A. Sander	--	--	--	--	--	--
Karen A. Wardwell	--	--	--	--	--	--

(footnotes on following page)


________
(1)	The reported option grants vest at the rate of 20% per annum. Options will become immediately exercisable in the event of a change in control of Home Federal.
(2)	The potential values set forth under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation of Home Federal's common stock. It is important to note that options have value to the listed executives only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executives to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the common stock would need to be approximately $24.65 and $39.24, respectively, as of the expiration of the options.
(3)	Pursuant to a transition agreement, Mr. Stevens forfeited 65,580 incentive stock options that were exercisable on July 19, 2009 and 2010 which were replaced by a grant of 65,580 nonqualified stock options.

Option Exercise/Value Table

        The following information with respect to options exercised during the fiscal year ended September 30, 2006, and remaining unexercised at the end of the fiscal year, is presented for the Chief Executive Officer and the named executive officers.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
Name	Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel L. Stevens	--	$ --	32,790	131,160	$109,847	$247,237
Robert A. Schoelkoph	--	--	14,905	59,618	49,930	199,722
Roger D. Eisenbarth	--	--	11,924	47,694	39,944	159,776
Lynn A. Sander	--	--	11,924	47,694	39,944	159,776
Karen Wardwell	--	--	10,433	41,733	34,951	139,805
_________
(1)   Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on
        September 30, 2006, less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

Employment Agreements and Other Compensatory Arrangements

        Employment Agreements for Chief Executive Officer. Home Federal and Home Federal Bank have entered into separate three-year employment agreements with Daniel L. Stevens. Under the employment agreements, the aggregate base salary level for Mr. Stevens is $235,000, which may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the initial date of the employment agreements, the term of the agreements will be extended for an additional year unless notice is given by the Board to Mr. Stevens, or vice versa, at least 90 days prior to the anniversary date. The agreements may be terminated by Home Federal or Home Federal Bank, as appropriate, at any time, by Mr. Stevens if he is assigned duties inconsistent with his initial position, duties and responsibilities, or upon the occurrence of certain events. If Mr. Stevens' employment is terminated without cause or upon his voluntary termination following the occurrence of an event described in the preceding sentence, Home Federal or Home Federal Bank, as appropriate, would be required to honor the terms of the agreement through the expiration of the then current term, including payment of cash compensation and continuation of employee benefits.

        The employment agreements also provide for a severance payment and other benefits if Mr. Stevens is involuntarily terminated within 12 months following a change in control of Home Federal. The agreements authorize severance payments on a similar basis if Mr. Stevens voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties and responsibilities immediately prior to the change in control. The agreements define the term "change in control" as having occurred when (1) any person, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (with the exception of Home Federal or certain persons

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acting on behalf of Home Federal), is or becomes the beneficial owner of 25% or more of the combined voting power of Home Federal's then outstanding securities; (2) individuals who are members of the Board cease for any reason to constitute at least a majority thereof (with certain exceptions); (3) the stockholders of Home Federal approve a merger of consolidation of Home Federal with any other corporation (other than certain mergers or consolidations where either there is continued ownership of at least 50% of the combined voting power of Home Federal stockholders, or no person (as defined above) acquires more than 25% of the combined voting power of Home Federal's then outstanding securities); or (4) the stockholders of Home Federal approve a plan of complete liquidation or the sale or disposition by Home Federal of all or substantially all of its assets (or any transaction having a similar effect).

        The maximum value of the severance benefits under Mr. Stevens' employment agreements is 2.99 times his average annual compensation during the five-year period prior to the effective date of the change in control (known as the base amount). The employment agreements provide that the value of the maximum benefit be distributed in the form of a lump sum cash payment equal to 2.99 times Mr. Stevens' base amount, and continued coverage under the health, life and disability programs of Home Federal and Home Federal Bank for a 36-month period following the change in control, the total value of which does not exceed 2.99 times his base amount. Assuming that a change in control had occurred at September 30, 2006 and that Mr. Stevens elected to receive a lump sum cash payment, he would be entitled to a payment of approximately $605,000. Section 280G of the Internal Revenue Code provides that severance payments (either separately or in conjunction with other payments made on account of a change in control) that equal or exceed three times an individual's base amount will result in the individual receiving "excess parachute payments" if the payments are conditioned upon a change in control. Individuals receiving parachute payments in excess of 2.99 times of their base amount are subject to a 20% excise tax on the amount by which the value of the individual's change in control benefits exceed one times the individual's base amount (the excess parachute payment). If excess parachute payments are made, Home Federal and Home Federal Bank would not be entitled to deduct the amount of these excess payments. The employment agreements provide that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to Mr. Stevens will be considered excess parachute payments.

        Transition Agreement. On August 21, 2006, Home Federal, Home Federal Bank and Home Federal MHC entered into a Transition Agreement with Daniel L. Stevens in connection with his proposed retirement on September 30, 2008. The purpose of the agreement is to facilitate the executive succession at Home Federal and Home Federal Bank with the transition of Mr. Stevens to retirement and the employment of a successor executive. The agreement defines Mr. Stevens' responsibilities and compensation during the transition period. The agreement also identifies Mr. Stevens' transition schedule beginning in September 2006 with the employment of a successor executive, Len E. Williams, and concluding with a retirement date of September 30, 2008. At the time of his retirement, Mr. Stevens will resign as President and Chief Executive Officer of Home Federal and Home Federal MHC and will resign as Chief Executive Officer of Home Federal Bank. Following his retirement, Mr. Stevens will continue to serve as a director of, and Chairman of the Boards of, Home Federal, Home Federal Bank and Home Federal MHC.

        Under the terms of the agreement, Mr. Stevens resigned as President of Home Federal Bank upon Mr. Williams appointment by the Board of Directors as his successor. The agreement provides that Mr. Stevens will mentor and train Mr. Williams, on all aspects of the chief executive officer and president functions, until Mr. Williams is capable of fulfilling these functions at the time of Mr. Stevens' retirement. Under the agreement, on January 1, 2008 Mr. Stevens will begin a less demanding work schedule that will be coordinated with management and the Boards of Directors of Home Federal and Home Federal Bank.

        During the transition period, Mr. Stevens will be compensated in the same manner as he is currently compensated, however, he will not accrue any vacation in calendar year 2008. Under the terms of the agreement, Mr. Stevens forfeited 65,580 incentive stock options that were exercisable on July 19, 2009 and 2010, which were replaced by a grant of 65,580 non-qualified stock options. In connection with the forfeiture of his incentive stock options, Mr. Stevens will also receive an incentive payment for the difference in the value of the incentive stock options as of the date of the agreement and the date the incentive stock options were exercisable. The incentive payments, however, may be forfeited if Mr. Stevens is not a director of Home Federal and Home Federal Bank under certain circumstances on July 19, 2009 and 2010. The benefits Mr. Stevens is entitled to receive during calendar year 2008 from other compensation plans will be determined pursuant to the terms of each plan.


        The agreement may be terminated by the consent of Mr. Stevens and Home Federal; upon Mr. Stevens' death; upon Mr. Stevens' disability that gives Home Federal the right to terminate his employment pursuant to Home Federal's current employment policies; by Home Federal if it were required to comply with any law or instruction of any governmental authority; by Home Federal if Mr. Stevens ceases to be an employee of Home Federal for any reason prior to September 30, 2008; and by either party if the other party violates any provision of the agreement and the violation is not cured within 30 days of notice of such violation.

        Severance Agreements for Executive Officers. Home Federal Bank has entered into three-year change in control severance agreements with each of Robert A. Schoelkoph, Roger D. Eisenbarth, Lynn A. Sander and Karen Wardwell. On each anniversary of the initial date of the severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board or an authorized committee of the Board. The severance agreements also provide for a severance payment and other benefits if the executive is involuntarily terminated after a change in control of Home Federal. Each agreement also authorizes severance payments if the executive voluntarily terminates employment following a change in control because of being assigned duties inconsistent with the executive's position, duties, responsibilities and status immediately prior to the change in control. The agreement defines the term "change in control" in the same manner as described above in connection with Mr. Stevens' employment agreements. The severance benefit is equal to 2.99 times the executive's average annual compensation during the five-year period prior to the effective date of the change in control (known as the base amount). This amount will be paid to the executive in a cash lump sum within 25 days after the later of the date of the change in control or the date of the executive's termination. Home Federal Bank also will continue to pay, for the remaining term of the executive's agreement, the life, health and disability coverage of the executive and his/her eligible dependents. Assuming that a change in control had occurred at September 30, 2006 and that each executive elected to receive a lump sum cash payment, Messrs. Schoelkoph and Eisenbarth and Ms. Sander and Ms. Wardwell would be entitled to payments of approximately $318,000, $306,000, $290,000 and $247,000, respectively. Plan benefits are reduced to the extent necessary to avoid the payment of an excise tax under Section 280G of the Internal Revenue Code.

        Deferred Incentive Plan for Executive Officers. Home Federal Bank maintains an unfunded nonqualified deferred incentive plan for designated executive employees. Participation in the plan is at the discretion of the Board of Directors. The plan provides an incentive award percentage determined by reference to Home Federal's return on assets and return on equity for the year. Each year, the percentage is determined and multiplied by the participant's base salary for the year. The resulting amount is set aside in an unfunded deferral account for that participant. The deferral account is credited annually with an interest credit equal to the percentage increase in Home Federal's retained earnings, subject to a maximum of 12% per year. Upon the participant's termination of employment after the participant's normal retirement date or disability, or an involuntary termination within 24 months following a change in control of Home Federal, the value of the participant's deferred account will begin to be paid. The agreement defines the term "change in control" in the same manner as described above in connection with Mr. Stevens' employment agreements. Upon the participant's early retirement, the value of the participant's deferral account, reduced to reflect the early commencement of benefits, and further reduced by ten percent for each year of service less than ten, will begin to be paid. Upon the participant's termination of employment prior to the participant's early retirement date, the value of the participant's deferral account, reduced by ten percent for each year of service less than ten, will be paid beginning on the participant's normal retirement date. Hardship distributions are permitted. A death benefit also is provided under the plan equal to the greater of the value of the participant's deferral account, or $683,000, $613,000, $490,000, $707,000 and $708,000 for Messrs. Stevens, Schoelkoph and Eisenbarth and Ms. Sander and Ms. Wardwell, respectively. All benefits are paid over 180 months, and during that period, the deferral account is adjusted for interest. Benefits are reduced to the extent necessary to avoid the payment of an excise tax under Section 280G of the Internal Revenue Code. Effective October 1, 2006, the incentive award has been discontinued, however, the annual interest credits to the deferral account will continue.

        Salary Continuation Plan for Executive Officers. Home Federal Bank maintains an unfunded nonqualified deferred compensation plan for designated executive employees. Participation in the plan is at the discretion of the Board of Directors. Under the plan, if the participant makes the required contributions, then upon the participant's normal retirement date (age 65), the plan will pay a monthly benefit equal to 50% of the average of the participant's final 36 months of base salary (the final salary benefit), plus the participant's deferral account balance. The participant's deferral account balance is the sum of the participant's elective deferrals plus interest credited at prime minus one percent.


The plan provides a reduced monthly benefit if the participant terminates employment as a result of early retirement (before age 65). The early retirement benefit is the participant's vested accrual balance plus the deferral account balance as defined above. Vesting occurs at a rate of ten percent per plan year. The plan also provides a disability benefit, which is the same as the early retirement benefit except that the benefit is fully vested. There is also a change in control benefit (if the participant is involuntarily terminated within 24 months following the change in control) equal to (1) the participant's accrual balance determined as of the end of the month preceding the change in control, (2) the participant's deferral account balance as defined above and (3) 2.99 times the participant's base annual salary as of the change in control. Plan benefits are reduced to the extent necessary to avoid the payment of an excise tax under Section 280G of the Internal Revenue Code. The agreement defines the term "change in control" in the same manner as described above in connection with Mr. Stevens' employment agreements. In the event of the participant's death, the participant's beneficiary would receive the sum of the participant's projected benefit and the participant's deferral account balance as defined above. The participant's projected account is the final salary benefit the participant would have received had the participant attained age 65, assuming a 4% annual increase in the participant's base salary. The final salary benefit paid in connection with a participant's normal retirement will be paid in monthly payments over 180 months and other payments based on accrual balances will be paid over 180 months, with interest credited on unpaid amounts at 7.5% per year. Final salary benefits begin upon the participant's termination of service after the participant's normal retirement date, death or disability. Final salary benefits paid on account of early retirement begin upon the participant's attainment of age 65. The participant's deferral account balance will be paid in a lump sum within 90 days of the participant's termination of employment. Under the agreements, Messrs. Stevens, Schoelkoph and Eisenbarth and Ms. Sander and Ms. Wardwell would receive monthly benefits of approximately $10,200, $7,400, $5,500, $7,100 and $7,500, respectively, upon retirement or after attaining the normal retirement age.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent Home Federal specifically incorporates this report therein, and shall not otherwise be deemed filed under these Acts.

        The Audit Committee reports as follows with respect to Home Federal's audited financial statements for the fiscal year ended September 30, 2006:

*	The Audit Committee has completed its review and discussion with management of Home Federal's fiscal 2006 audited financial statements;

*	The Audit Committee has discussed with Moss Adams LLP, Home Federal's independent auditor, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of Home Federal's financial statements;

*	The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and Home Federal and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's -independence, and the letter from the independent auditor confirming that, in its professional judgment, it is independent from Home Federal and its related entities, and has discussed with the auditor the auditor's independence from Home Federal; and

*	The Audit Committee has, based on its review of Home Federal's 2006 audited financial statements and discussions with management and the independent auditor, recommended to the Board of


Directors that Home Federal's audited financial statements for the year ended September 30, 2006 be included in the Annual Report on Form 10-K.

Audit Committee: Robert A. Tinstman (Chairman) N. Charles Hedemark Richard J. Navarro James R. Stamey

COMPENSATION COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of Home Federal's previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings.

Report of the Compensation Committee

        Under rules established by the SEC, Home Federal is required to provide certain data and information in regard to the compensation and benefits provided to the Chief Executive Officer and other executive officers of Home Federal and Home Federal Bank. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals.

        The Compensation Committee administers all policies that govern executive compensation for Home Federal, and is responsible for evaluating the performance of the Chief Executive Officer while the Chief Executive Officer evaluates the performance of other senior officers and makes recommendations to the Compensation Committee regarding their compensation levels. Home Federal's executive compensation policies are intended to retain and attract key executives who are vital to Home Federal's success by providing a compensation package that is competitive in the financial industry and motivational to each executive.

        In making its recommendations, the Compensation Committee considers numerous factors, including the past service of the employee, the present and potential contributions of the employee to Home Federal's success, and those other factors the Committee deems relevant, including the employee's years of service and position with Home Federal or Home Federal Bank. In addition the Committee, in its discretion, may review compensation reports prepared by third parties of companies and banks that are of a similar size and in a similar location in order to make its recommendations. The Committee does not apply a formula assigning specific weights to any of these factors when making its determination.

        Currently, the compensation for executive officers consists principally of a base salary and cash incentive. In addition, Home Federal maintains a 401(k) savings plan for all qualifying employees and provides opportunities for employee ownership of Home Federal's common stock through participation in the ESOP. Home Federal and Home Federal Bank have also entered into employment agreements with the Chief Executive Officer and severance agreements with the executive officers, and maintain a deferred incentive plan and a salary continuation plan on their behalf.

        In determining the compensation to be paid to the Company's executive officers in 2006, the Compensation Committee employed compensation policies designed to align executive officer compensation with the Company's overall business strategy, values, and performance. These policies are intended to reward executives for long-term strategic management and the enhancement of shareholder value and to support a performance-oriented environment that rewards achievement of company goals.

        The Company's compensation program for executive officers currently includes the following: (1) a base salary structure that reflects the responsibilities relating to the individual's position and individual performance, (2) an annual incentive plan which closely aligns compensation with the Company's financial performance, (3) restricted shares of stock


and stock options granted through the Company's recognition and stock option plans, and (4) executive benefits including a salary continuation plan and a deferred compensation plan. The Committee believes this approach best serves the interest of stockholders by ensuring that executive officers are compensated and retained in a manner that advances both the short- and long-term interests of stockholders.

        Particularly for the 2006 compensation review, the Committee engaged the services of a compensation consultant (Clark Consulting, Inc.) to assist the Compensation Committee. The consultant prepared a detailed analysis and competitive compensation review of the top executive officers of the Company. This analysis included a study of base compensation levels, as well as short-term and long-term incentive opportunities and actual awards and payments made. The consultant developed a proxy peer analysis, which included 19 financial services organizations of similar size and financial scope. In general, the findings from the study show that Home Federal Bank is paying base salaries slightly below market, while the annual incentive payouts moved total cash closer to the market median.

        Base Salary.  The Board of Directors approves an annual base salary for all senior officers and executive officers, based upon recommendations from the Compensation Committee. Annual base salaries are generally effective October 1st of each year. Factors considered in setting base salaries include the executive's performance, the overall performance of Home Federal and Home Federal Bank, and compensation levels in the financial industry, among other factors.

        Annual Incentive.   Home Federal Bank maintains a discretionary incentive plan for employees. The incentive award percentage is determined by reference to its net income before taxes. Each year, the percentage is determined and multiplied by the participant's base salary for the year. Awards are paid as soon as practicable following the end of the performance period. Under the plan and for the year ended September 30, 2006, Chief Executive Officer Daniel L. Stevens received $94,000, and the remaining employees received $633,046.

        401(k) Savings Plan and Trust.  The Company maintains a tax-qualified 401(k) savings plan for the benefit of employees with one year of service who have attained age 21. Home Federal's annual discretionary contribution historically has been 50% of the employee's first 10% contribution.

        Long-Term Incentive Compensation. Long-term incentive compensation is provided primarily in the form of restricted stock and stock option grants awarded under the Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan and the Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan, respectively. The purpose of long-term incentive compensation is to promote the long-term interest of the Company and its stockholders by providing a means for attracting and retaining directors and employees of the Company, to align the interests of directors and employees with the interests of stockholders, and to provide an incentive to directors and employees to improve the long-term performance of the Company.

        Executive Officer Compensation.  During the fiscal year ended September 30, 2006, the base salary of the Company's Chief Executive Officer, Daniel L. Stevens, was $235,000. In addition, he received an incentive bonus of $94,000 and was credited with $318,204 in other compensation as set forth in the Summary Compensation Table on pages 9 and 10 herein. This resulted in total compensation of $647,204, which represents a 12.5% increase from the previous year. The Board of Directors believes that Mr. Stevens' compensation is appropriate based on Home Federal's compensation policy, consideration of salaries for similar positions in the financial industry and Home Federal Bank's performance during the fiscal year.

        Compensation Committee:   N. Charles Hedemark (Chair)
                                                        Fred H. Helpenstell, M.D.
                                                        Thomas W. Malson

Compensation Committee Interlocks and Insider Participation

        With the exception of Daniel L. Stevens, who serves as an ex-officio member of the Compensation Committee, no members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during


the year ended September 30, 2006, were formerly Company officers or had any relationships otherwise requiring disclosure.

Performance Graph

        Performance Graph. The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Russell 2000 Index and the SNL Thrift MHCs Index, a peer group index. The graph assumes that total return includes the reinvestment of all dividends, and that the value of the investment in Home Federal's common stock and each index was $100 on December 7, 2004, the initial day of trading for Home Federal's common stock. The initial offering price for Home Federal's common stock was $10.00 per share, and is the base amount used in the graph. The closing price of Home Federal's common stock on December 7, 2004, its initial day of trading, was $12.49.

Home Federal Bancorp, Inc. (MHC)
Russell 2000
SNL Thrift MHCs Index
Index Value
140
135
130
125
120
115
110
105
100
95
12/7/04
9/30/05
12/31/05
3/31/06
6/30/06
9/30/06

	12/07/04	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06
Home Federal Bancorp, Inc.	$100.00	$102.54	$ 98.30	$111.26	$111.58	$127.49
Russell 2000 Index	100.00	107.84	109.06	124.26	118.02	118.54
SNL Thrift MHCs Index	100.00	99.54	102.08	111.05	115.66	126.45

*Source: SNL Financial LC, Charlottesville, VA

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PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

Appointment of Independent Auditor

        The Audit Committee of the Board of Directors has appointed Moss Adams LLP as the independent public accounting firm to audit Home Federal's financial statements for the fiscal year ending September 30, 2007. Moss Adams LLP served as Home Federal's independent auditor for the fiscal year ended September 30, 2006. In making its determination to appoint Moss Adams LLP as the independent auditor for the 2007 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Moss Adams LLP, other than audit services, is compatible with maintaining the independence of the independent auditor. You are asked to ratify this appointment at the annual meeting. If the appointment of Moss Adams LLP is not ratified by our stockholders, the Audit Committee may appoint another independent auditor or may decide to maintain its appointment of Moss Adams LLP.

        The Audit Committee operates under a written charter adopted by the Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Home Federal's independent auditor, the Committee carefully reviews the policies and procedures for the engagement of the independent auditor. The Audit Committee also discussed with Moss Adams LLP the overall scope and plans for the audit, and the results of its audit. The Committee also reviewed and discussed with Moss Adams LLP the fees paid, as described below.

        A representative of Moss Adams LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

        The Board of Directors of the Company unanimously recommends that you vote "FOR" the ratification of the appointment of Moss Adams LLP as independent auditor for the Company for the fiscal year ending September 30, 2007.

Audit Fees

        The following table sets forth the aggregate fees billed to Home Federal and Home Federal Bank by Moss Adams LLP for professional services rendered for the fiscal years ended September 30, 2006 and 2005.

	Years Ended September 30,
	2006	2005

Audit Fees	$212,000	$128,000
Audit-Related Fees	18,000	10,000
Tax Fees	7,000	6,000
All Other Fees	--	--

Pre-approval Policy

        It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services to be provided by the independent auditor and the estimated fees for these services. Pre-approval is typically granted by the full Audit Committee. In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditor and whether the service could compromise the independence of the independent auditor. For the year ended September 30, 2006, the Audit Committee approved all, or 100%, of the services provided by Moss Adams LLP that were designated as audit fees, audit-related fees, tax fees and all other fees as set forth in the table above.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10% of Home Federal's common stock to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above referenced persons, we believe that, during the fiscal year ended September 30, 2006, all filing requirements applicable to our reporting officers, directors and greater than 10% stockholders were properly and timely complied with.

TRANSACTIONS WITH MANAGEMENT

        We have followed a policy of granting loans to our officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with non-insider employees prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. However, employees, directors and officers receive a preferred rate on six-month and one-year adjustable rate mortgages, and on certain types of consumer loans.

        All loans we make to our directors and executive officers are subject to federal regulations restricting loans and other transactions with affiliated persons of Home Federal. Loans and available lines of credit to all directors and executive officers and their associates totaled approximately $919,000 at September 30, 2006, which was 0.85% of our equity at that date. All loans to directors and executive officers were performing in accordance with their terms at September 30, 2006. Total deposits of directors and executive officers were approximately $1.1 million at September 30, 2006.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in the proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the executive office at 500 12th Avenue South, Nampa, Idaho 83651, no later than August 14, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any stockholder proposal (regardless of whether included in our proxy materials), our charter and bylaws.

        To be considered for presentation at next year's annual meeting, although not included in the proxy materials for that meeting, any stockholder proposal must be stated in writing and received at our executive office at least five days prior to next year's annual meeting of stockholders. All business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 60 days before the meeting, the proposal will be laid over for action at an adjourned, special or annual meeting of the stockholders taking place 30 days or more thereafter.

MISCELLANEOUS

Proxy Solicitation Costs

        We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

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Annual Reports and Financial Statements

        Our annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the record date. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary, Home Federal Bancorp, Inc., 500 12th Avenue South, Nampa, Idaho 83651. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

        In addition, a copy our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 is available to each record and beneficial owner of Home Federal's common stock without charge upon written request to the Secretary at the address given above.

OTHER MATTERS

        We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/T. Blake Burgess
T. Blake Burgess Secretary

Nampa, Idaho December 11, 2006

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REVOCABLE PROXY
HOME FEDERAL BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
JANUARY 16, 2007

        The undersigned hereby appoints the Board of Directors of Home Federal Bancorp, Inc. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Nampa Civic Center located at 311 3rd Street South, Nampa, Idaho, on Tuesday, January 16, 2007, at 3:00 p.m., local time, and at any and all adjournments thereof, as follows:

		FOR	WITHHELD

1.	The election as director of the nominees listed below for a three-year term (except as marked to the contrary below).	[ ]	[ ]

James R. Stamey
Robert A. Tinstman

INSTRUCTIONS: To withhold your vote for any individual nominee, write the nominee's name on the line below.

		FOR	AGAINST	ABSTAIN

2.	The ratification of the appointment of Moss Adams LLP as auditor for the fiscal year ending September 30, 2007.	[ ]	[ ]	[ ]

3.	In their discretion, upon such other matters as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the listed propositions.

This proxy also provides voting instructions to the trustees of the Home Federal Bancorp, Inc. 401(k) Savings Plan and Trust and the Employee Stock Ownership Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the propositions stated. If any other business is presented at such meeting, this proxy will be voted by the Board of Directors in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the annual meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement dated December 11, 2006 and the 2006 Annual Report to Stockholders.

Dated: ______________________, 200__

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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